Exhibit 31.1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Thomas K McCarthy, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-K/A of Altisource Asset Management Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30 , 2021	By:	/s/ Thomas K. McCarthy
Thomas K. McCarthy
Interim Chief Executive Officer and Performing the Responsibility of a Chief Financial Officer